             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                                 June 15, 2001



--------------------------------------------------------------------------------------------------------------------------
                                       DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------------
             ORIGINAL      BEGINNING                                                                           ENDING
               FACE        PRINCIPAL                                              REALIZED      DEFERRED       PRINCIPAL
  CLASS        VALUE        BALANCE       PRINCIPAL     INTEREST       TOTAL       LOSSES       INTEREST       BALANCE
--------------------------------------------------------------------------------------------------------------------------
   A1    357,735,172.00   60,249,108.58  6,078,830.92   226,331.63  6,305,162.55    0.00          0.00       54,170,277.66
   A2     40,000,000.00    6,736,727.42    679,701.79    24,944.60    704,646.39    0.00          0.00        6,057,025.63
   R               0.00            0.00          0.00   274,983.82    274,983.82    0.00          0.00                0.00
--------------------------------------------------------------------------------------------------------------------------
TOTALS   397,735,172.00   66,985,836.00  6,758,532.71   526,260.05  7,284,792.76    0.00          0.00       60,227,303.29
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
  SI       8,117,044.50   60,984,646.88          0.00   464,304.98    464,304.98    3.05          0.00       63,168,966.31
--------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------     -----------------------------------
                          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                    PASS-THROUGH RATES
----------------------------------------------------------------------------------     -----------------------------------
            BEGINNING                                                                                            CURRENT
            PRINCIPAL                                                 ENDING                                 PASS-THROUGH
  CLASS      BALANCE       PRINCIPAL      INTEREST       TOTAL      PRINCIPAL             CLASS                    RATE
----------------------------------------------------------------------------------     -----------------------------------
  A1      168.41818556    16.99254475     0.63267928   17.62522403    151.42564081         A1                 4.362500%
  A2      168.41818550    16.99254475     0.62361500   17.61615975    151.42564075         A2                 4.300000%
----------------------------------------------------------------------------------     -----------------------------------
TOTALS    168.41818556    16.99254475     1.32314185   18.31568660    151.42564080
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------     -----------------------------------
  SI    7,513.15911598     0.00000000    57.20123624   57.20123624  7,782.26191935        SI                  0.0000000%
----------------------------------------------------------------------------------     -----------------------------------

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                 Daniel Randall
             The Chase Manhattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                              Tel : (212) 946-7117
                        Email: daniel.randall@chase.com




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



                                                                     Page 2 of 3


             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 June 15, 2001


 Sec. 4.01(i)            Principal Collections recieved during the Collection Period                 6,896,447.64
                         Interest Collections recieved during the Collection Period                  1,045,753.21
                         Additional Draw Amount                                                        137,928.95

 Sec. 4.01 (iii)         Floating Allocation Percentage                                                53.179943%
                         Fixed Allocation Percentage                                                   98.000000%

 Sec. 4.01(iv)           Investor Certificate Interest Collections                                     527,374.68
 Sec. 4.01 (v)           Investor Certificate Principal Collections                                  6,758,518.69

 Sec. 4.01(vi)           Seller Interest Collections                                                   464,304.98
                         Seller Principal Collections                                                  137,928.95

 Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                          10.57
                         Accelerated Principal Distribution Amount Actually Distributed                     10.57

 Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                                0.00
                         Amount Required to be Paid by Servicer                                              0.00

 Sec. 4.01(xiv)          Servicing Fee                                                                  54,073.56
                         Accrued and Unpaid Servicing Fees                                                   0.00

 Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                                5.51
                         Charge Off Amounts                                                                  1.00
                         Charge Off Amounts allocable to Investor Certificateholders                         0.00
                         Cumulative Loss Amounts                                                     1,066,682.19

 Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                     129,776,532.29
                         Pool Balance as of end of second preceding Collection Period              132,360,899.51

 Sec. 4.01(xvii)         Invested Amount                                                            62,256,553.72

 Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                              YES

 Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                      NO

 Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                            3,262.31
                         Amount Distributed to Credit Enhancer per 5.01(a)(6)                                0.00
                         Unreimbursed Amounts Due to Credit Enhancer                                         0.00

 Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                            0.00

 Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                      0.00

 Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                                  274,983.82

 Sec. 4.01(xxvii)        Maximum Rate                                                                     8.4356%
                         Weighted Average Net Loan Rate                                                   8.4356%


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
                                                                    Page 3 of 3

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 June 15, 2001



 Sec. 4.01(xxviii)       Minimum Seller Interest                                                     2,504,046.59

 Sec. 4.01(xxix)         Required Servicer Advance                                                           0.00
                         Unreimbursed Required Servicer Advance                                              0.00
                         Required Servicer Advance Reimbursement                                             0.00

 Sec. 4.01(xxx)          Spread Account Requirement                                                          0.00
                         Amount on deposit in the Spread Account (after the Spread Withdrawal)               0.00
                         Spread Account Deposit                                                            257.89
                         Spread Account Withdrawal (including Spread Account Deposits)                   2,161.72



                                  Delinquencies
--------------------------------------------------------------------------------
                                     Group 1
--------------------------------------------------------------------------------
   Period                  Number      Principal Balance          Percentage
--------------------------------------------------------------------------------
  0-30 days                    0                   0.00              0.00%
 31-60 days                   38           1,144,505.19              0.91%
 61-90 days                    7             191,191.51              0.15%
 91-120 days                   2              24,456.10              0.02%
 121+ days                    12             480,834.04              0.38%
    Total                     59           1,840,986.84              1.46%
--------------------------------------------------------------------------------


                              Loans in Foreclosure


               ---------------------------------------------------
                                     Group 1
               ---------------------------------------------------
                 Number         Principal Balance      Percentage
               ---------------------------------------------------
                    0                 0.00                0.00%
               ---------------------------------------------------

                                  Loans in REO

               ---------------------------------------------------
                                     Group 1
               ---------------------------------------------------
                 Number         Principal Balance      Percentage
               ---------------------------------------------------
                    0                 0.00                0.00%
               ---------------------------------------------------



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